Fox Factory Holding Corp. Recognizes Director Contributions
Carl Nichols to Leave Position as Board Director
SCOTTS VALLEY, Calif., December 21, 2017 (GLOBE NEWSWIRE) -- Fox Factory Holding Corp. (NASDAQ:FOXF) (“FOX”) today recognized the contributions of Carl Nichols, a member of its Board of Directors, who has notified FOX of his plans to step down from the Board for personal reasons, effective January 5, 2018.
“Carl has been a great resource for the entire FOX team for nearly ten years and I would like to personally thank him for his insightful contributions, commitment and board leadership,” stated Larry L. Enterline, FOX's Chief Executive Officer. “We have sincerely appreciated Carl’s marketing expertise, his insightful business perspective, and his consistent commitment to strong corporate governance for our shareholders.”
Mr. Nichols has served as a director on FOX’s Board of Directors since June 2013 and joined the Company as a director of its operating subsidiary, Fox Factory, Inc., in May 2008. His positions on the Company's Board of Directors included Chairman of the Nominating and Governance Committee and member of the Audit Committee. The Board intends to fill the vacancies created by Mr. Nichols’ departure in due course, when it identifies an appropriate candidate. In the interim, the Board intends to make an appointment to its Audit Committee to ensure ongoing compliance with the applicable NASDAQ listing rules.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com